Exhibit 4.1

THIS PURCHASE WARRANT IS (I) NOT EXERCISABLE PRIOR TO [180 DAYS FOLLOWING ISSUANCE OF THE PURCHASE WARRANT] AND (II) VOID AFTER 5:00 P.M., EASTERN TIME, [FIVE YEARS FOLLOWING ISSUANCE OF THE PURCHASE WARRANT].

COMMON STOCK PURCHASE WARRANT

For the Purchase of [•] Shares of Common Stock

of

U.S. GEOTHERMAL INC.

1.     Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of Kuhns Brothers Securities Corporation, the registered holder of this Purchase Warrant or its permitted assigns (“Holder”), to U.S. Geothermal Inc., a Delaware corporation (the “Company”), Holder is entitled, at any time or from time to time from [180 DAYS FOLLOWING ISSUANCE OF THE PURCHASE WARRANT] (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, [FIVE YEARS FOLLOWING ISSUANCE OF THE PURCHASE WARRANT] (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [•] shares of the Company’s common stock, par value $0.001 per share (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Warrant. This Purchase Warrant is initially exercisable at $[•] per Share [PRICE THAT IS EQUAL TO 115% OF THE CLOSING SALE PRICE OF ONE SHARE OF THE COMPANY’S COMMON STOCK ON THE DAY PRIOR TO ISSUANCE OF THE PURCHASE WARRANT]; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the terms of this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

This Purchase Warrant and any Shares issuable upon exercise thereof shall be issued pursuant to the Registration Statement. The term “Registration Statement” shall mean the effective registration statement on Form S-3 (Commission File No. 333-170202) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of the Company’s common stock, including the Shares, and certain other securities, including the Purchase Warrants, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the Commission pursuant to the Securities Act for the registration of shares of the Company’s common stock, including the Shares, and certain other securities, including the Purchase Warrants. The term “Prospectus” shall mean the Company’s final base prospectus, dated December 1, 2010, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein, as supplemented by any prospectus supplement to such base prospectus (including the prospectus supplement dated May 22, 2012) filed with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated hereby, including the documents incorporated by reference therein.

2.     Exercise.

2.1     Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2     Cashless Exercise. If and only if the Registration Statement covering the Shares issuable upon exercise of this Purchase Warrant is not effective or available under the Securities Act at the time of any exercise, then, in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in accordance with the following formula:

X = Y(A-B)
             A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)     if the Company’s common stock is traded on a securities exchange, the fair market value of a Share shall be deemed to be the closing sale price on such exchange immediately prior to the exercise form being received by the Company in connection with the exercise of the Purchase Warrant; or

(ii)     if the Company’s common stock is actively traded over-the-counter, the fair market value of a Share shall be deemed to be the closing bid immediately prior to the exercise form being received by the Company in connection with the exercise of the Purchase Warrant; if there is no active public market, the fair market value of a Share shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

Notwithstanding anything to the contrary in this Purchase Warrant, the cashless exercise procedure set forth in this Section 2.2 shall be available only in the event that the Registration Statement covering the Shares issuable upon exercise of this Purchase Warrant is not effective or available under the Securities Act at the time of any exercise of this Purchase Warrant.

2.3     Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless (i) such securities have been issued pursuant to the Registration Statement and the Prospectus, or (ii) Holder has furnished to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, that the certificate for such securities need not bear a legend under the Securities Act and applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

3.     Transfer.

3.1     General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant for a period of one year following the date of issuance of this Purchase Warrant (the “Issuance Date”) to anyone other than: (i) Kuhns Brothers Securities Corporation (“KBSC”) or a selected dealer participating in the offering covered by the Registration Statement, or (ii) a bona fide officer or partner of KBSC or of any such selected dealer, in each case in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after one year after the Issuance Date, transfers to others may be made subject to compliance with or exemptions from the Securities Act and applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days of receiving all of the materials described in the preceding sentence transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2     Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant and the securities issuable upon exercise thereof shall not be transferred unless: (i) the Registration Statement and the Prospectus are current and available for issuances and sales of such securities, or (ii) the Company has received an opinion of counsel for the Holder that such securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Sichenzia Ross Friedman Ference LLP shall be deemed satisfactory evidence of the availability of an exemption).

4.     Effective Registration Statement; Current Prospectus. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of the Shares by the Company to Holder upon exercise of this Purchase Warrant at all times until the earlier of (i) the date on which all Shares issuable pursuant to this Purchase Warrant have been validly issued by the Company to Holder and (ii) the Expiration Date (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause its common stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act, and (b) prepare and file with the Commission, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such prospectus supplements to the base prospectus contained therein pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for issuances and sales of the Shares by the Company to Holder in accordance with the Purchase Warrant at all times during the Registration Period (it being hereby acknowledged and agreed that the Company shall prepare and file with the Commission, at the Company’s expense, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), a new Registration Statement relating to the Shares issuable by the Company to Holder in accordance with this Purchase Warrant and, if such Registration Statement is not an automatic shelf registration statement on Form S-3ASR, use its reasonable best efforts to cause such Registration Statement to be declared effective within 180 days after the Renewal Date). Holder shall furnish to the Company such information regarding itself, the Shares and Purchase Warrants held by it and the intended method of distribution thereof, if applicable, as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement (or new Registration Statement) or any such prospectus supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement (or new Registration Statement) or any such prospectus supplement.

5.     New Purchase Warrants to be Issued.

5.1     Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly completed and executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2     Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6.     Adjustments.

6.1     Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1     Share Dividends; Split Ups. If, after the Issuance Date, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased.

6.1.2     Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

6.1.3     Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4     Changes in Purchase Warrant. This Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and any Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in this Purchase Warrant. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issuance Date or the computation thereof.

6.2     Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3     Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7.     Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Purchase Warrants and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of the Purchase Warrants to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the offering covered by the Registration Statement may then be listed and/or quoted.

8.     Certain Notice Requirements.

8.1     Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2     Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3     Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4     Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holder:

If to the Holder:

Kuhns Brothers Securities Corporation
The Farmhouse
558 Lime Rock Road
Lime Rock, CT 06039
Attention: Jason Diamond, Head of Investment Banking

with a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor, New York, NY 10006
Attention: Thomas Rose, Esq.
Facsimile: (212) 930-9725

If to the Company:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, ID 83706
Attention: Jonathan Zurkoff, Executive Vice President and Treasurer

with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, WA 98104-7043
Attention: Kimberley Anderson, Esq.

9.     Miscellaneous.

9.1     Amendments. The Company and KBSC may from time to time supplement or amend this Purchase Warrant without the approval of any subsequent Holder in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and KBSC may deem necessary or desirable and that the Company and KBSC deem shall not adversely affect the interest of such subsequent Holder. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2     Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3.     Entire Agreement. This Purchase Warrant constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4     Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5     Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.6     Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7     Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8     Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and KBSC enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of __________, 20__.

U.S. GEOTHERMAL INC.

By: _________________________________
       Name:
       Title:

Form to be used to exercise Purchase Warrant:

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Shares of U.S. Geothermal Inc., a Delaware corporation (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X = Y(A-B)
             A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______per Share.

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been converted.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)
Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

Form to be used to assign Purchase Warrant:
ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto __________________, whose address is __________________, the right to purchase shares of U.S. Geothermal Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.